DREYFUS FOUNDERS FUNDS, INC.

ARTICLES OF AMENDMENT

     Dreyfus Founders Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: The charter of the Corporation is hereby amended effective June 1, 2007 to redesignate the issued and unissued Class R shares of Common Stock of the Dreyfus Founders Balanced Fund, Dreyfus Founders Discovery Fund, Dreyfus Founders Equity Growth Fund, Dreyfus Founders Growth Fund, Dreyfus Founders International Equity Fund, Dreyfus Founders Mid-Cap Growth Fund, Dreyfus Founders Passport Fund, and Dreyfus Founders Worldwide Growth Fund series of the Corporation’s Common Stock as Class I shares of such series of Common Stock of the Corporation.

     THIRD: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     FOURTH: The foregoing amendment to the charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Dreyfus Founders Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on this 24th day of May, 2007.

DREYFUS FOUNDERS FUNDS, INC.

By: /s/ David L. Ray David L. Ray Vice President
ATTEST: /s/ Kenneth R. Christoffersen Kenneth R. Christoffersen Secretary

THE UNDERSIGNED, Vice President of Dreyfus Founders Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ David L. Ray David L. Ray Vice President